Exhibit 99.1

WACHOVIA CREDIT CARD MASTER TRUST

Excess Spread Analysis - June 2005

Series	2000-1	*
Deal Size	$750 MM
Expected Maturity	07/15/05

Yield		7.63%
Less:	Coupon	3.41%
	Servicing Fee	0.28%
	Net Credit Losses	1.69%
Excess Spread:
	June-05	2.25%
	May-05	2.76%
	April-05	3.28%
Three month Average Excess Spread		2.76%

Delinquency:
	30 to 59 days	1.04%
	60 to 89 days	0.69%
	90 + days	1.36%
	Total	3.09%

Payment Rate		10.44%

*	Results are skewed due to the calculation methodology during the accumulation period.